EXHIBIT 5

                Opinion of Shumaker Williams, P.C.

                       SHUMAKER WILLIAMS, P.C.
                           P. O. Box 88
                      HARRISBURG, PA  17108
                          (717) 763-1121


                       November 20, 1997




Mr. Jeff B. Shank
President and Chief Executive Officer
TOWER BANCORP, INC.
Centre Square
Post Office Box 8
Greencastle, Pennsylvania 17225-0008

              RE:   Tower Bancorp, Inc.
                    Registration Statement on  Form S-8
                    Our File No.: 616-97

Dear Mr. Shank:

     We have acted as special counsel to Tower Bancorp, Inc. (the "Corporation") in connection with preparation of the Corporation's Registration Statement on Form S-8 relating to the Tower Bancorp, Inc. 1995 Non-Qualified Stock Option Plan, the Tower Bancorp, Inc. Stock Option Plan for Outside Directors and the First National Bank of Greencastle Employees' Stock Ownership Plan ( collectively, the "Plans").

     In connection with this matter, we, as special counsel to the Corporation, have reviewed the following:

     1. the Pennsylvania Business Corporation Law of 1988, as amended;
     2.  the Corporation's Articles of Incorporation, as amended;
     3.  the Corporation's By-Laws, as amended;
     4. Resolutions adopted by the Corporation's Board of Directors on August 20, 1997; and
     5.  the Plans.

Mr. Jeff B. Shank
President and Chief Executive Officer
TOWER BANCORP, INC.
November 20, 1997
Page 2


     Based upon such review, it is our opinion that the Corporation's common stock, $2.50 par value, (the "Common Stock") issuable under the Plans, when and as issued in accordance with the provisions of the Plans, will be duly and validly issued, fully paid and nonassessable. In giving the foregoing opinion, we have assumed that the Corporation will have, at the time of the issuance of Common Stock under the Plans, a sufficient number of authorized shares available for issue.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8, filed by the Corporation, relating to the Plans.

                                   Very truly yours,

                                   SHUMAKER WILLIAMS, P.C.


                                    /s/ B.  Tyler Lincoln
                                    ----------------------
                                 By B. Tyler Lincoln

BTL/cmc:74718